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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 8, 2003
                                 Date of Report
                        (Date of earliest event reported)

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         0-15810                                        04-3757586
  (Commission File No.)                    (IRS Employer Identification Number)

                               9990 Mesa Rim Road
                           San Diego, California 92121
                     (Address of Principal Executive Office)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 8, 2003 we completed our acquisition of LuxN, Inc., pursuant to an Agreement and Plan of Merger, dated as of June 25, 2003, between Sorrento and LuxN, a copy of which is attached as Exhibit 2.1 hereto. On August 11, 2003, we issued a press release announcing the completion of the acquisition, a copy of which is attached hereto as Exhibit 99.1. At the effective time of the merger, our wholly-owned subsidiary, Lambda Acquisition Corp., was merged with and into LuxN, with LuxN being the surviving corporation in the merger.
Pursuant to the Agreement and Plan of Merger, each share of LuxN common stock outstanding at the effective time of the merger was cancelled. As consideration for the transaction, holders of LuxN's Series A-1 Preferred Stock with an aggregate pro-rata portion of $14.75 million of LuxN's net cash held elected to receive cash at closing, and holders of LuxN's Series A-1 Preferred Stock with an aggregate pro-rata portion of $3.8 million of LuxN's net cash held elected to receive our common stock at closing. We issued 1,374,194 shares of our common stock to the holders of LuxN's Series A-1 Preferred Stock at the closing, and will issue an additional 505,153 shares upon receipt of our shareholders' approval. In addition, we issued warrants to purchase 400,000 of our shares of common stock at an exercise price of $3.05 per share to the holders of LuxN's Series A-1 Preferred Stock. The warrants will be held in escrow for a period of six months to satisfy any successful indemnification claims. We did not assume or exchange any outstanding options or warrants to purchase shares of LuxN stock.

Pursuant to the terms of the Agreement and Plan of Merger, we will file a Registration Statement on Form S-3 to enable the resale by the selling shareholders of the shares of our common stock that were issued as consideration for the merger.

The consideration paid to holders of LuxN's shareholders was determined through arms-length negotiations between our board of directors and officers and those of LuxN.

The foregoing description of the Agreement and Plan of Merger is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

This report contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Sorrento Networks Corporation with the Securities and Exchange Commission.



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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired.

         The financial statements required by this Item 7(a) will be filed by amendment to this Form 8-K within the period permitted by Item 7(a)(4) of Form 8-K.

         (b) Pro Forma financial information.

         The pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K within the period permitted by Item 7(a)(4) of Form 8-K.

         (c)   Exhibits     Description
               --------     -----------
                  2.1       Agreement and Plan of Merger by and between Sorrento
                            Networks Corporation and LuxN, Inc., dated as of June 25, 2003.

                  99.1      Press Release dated August 11, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          SORRENTO NETWORKS CORPORATION


DATE:      August 22, 2003                 By:  /s/ Joe R. Armstrong
                                                ------------------------------
                                                Joe R. Armstrong,
                                                Chief Financial Officer



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                                INDEX TO EXHIBITS

         Exhibit
         Number       Description

         2.1 Agreement and Plan of Merger by and between Sorrento Networks Corporation and LuxN, Inc., dated as of June 25, 2003.

         99.1         Press Release dated August 11, 2003.